Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-260586 and No. 333-261002 on Form S-8s of 1895 Bancorp of Wisconsin, Inc. of our report dated March 28, 2022, relating to the consolidated financial statements of 1895 Bancorp of Wisconsin, Inc., which appear in this Annual Report on Form 10-K of 1895 Bancorp of Wisconsin, Inc., for the years ended December 31, 2021 and 2020.

/s/ Wipfli LLP

Wipfli LLP

Eau Claire, Wisconsin

March 28, 2022